United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2017

Sustainable Petroleum Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2316 Pine Ridge Road, 383, Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 239-316-4593

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sustainable Petroleum Group Inc.	Page 2

Information to be included in report

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2017, the company will have effectively changed its name from “Sustainable Petroleum Group Inc.” to “Sustainable Projects Group Inc.” as approved by a majority vote of the shareholders. The company’s trading symbol will remain “SPGX”.

The name change was approved on September 1, 2017 by shareholders of the company owning approximately 59.1% of the outstanding voting shares of common stock.

A copy of the company’s file-stamped Certificate of Amendment is attached to this report as an exhibit. See Exhibit 3.5 – Certificate of Amendment for more details.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.5	Certificate of Amendment filed with the Nevada Secretary of State on October 18, 2017 and made effective October 20, 2017.	Included

Form 8-K	Sustainable Petroleum Group Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sustainable Petroleum Group Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

Sustainable Petroleum Group Inc.

Dated: October 25, 2017	By:	/s/ Christian Winzenried
Christian Winzenried – President & CEO